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                    CERTIFICATE OF AMENDMENT

                             TO THE

                  CERTIFICATE OF INCORPORATION

                               OF

               UNITED STATES BANKNOTE CORPORATION
            _________________________________________


                 ADOPTED IN ACCORDANCE WITH THE
                PROVISIONS OF SECTION 242 OF THE
                DELAWARE GENERAL CORPORATION LAW
            ________________________________________


          It is hereby certified that:

          1.   The present name of the corporation (the
 "Corporation") is United States Banknote Corporation.

          2.   The Certificate of Incorporation of the
 Corporation was filed with the Secretary of State of Delaware on June 29, 1993.

          3. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

           FIRST: The name of this corporation (hereinafter called the "Corporation") is AMERICAN BANKNOTE
           CORPORATION.

          4. The foregoing amendment was declared advisable by the directors of the Corporation pursuant to a resolution duly adopting the amendment on March 3,1995, and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of the stockholders of the Corporation.

          5.   The foregoing amendment is to become effective
 July 1, 1995.


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     IN WITNESS WHEREOF, the Corporation has caused this
 Certificate to be signed by Harvey J. Kesner, its Senior Vice
 President, and Ward A.W. Urban, its Assistant Secretary, this
 6 day of June, 1995


                              UNITED STATES BANKNOTE CORPORATION


                              By:  Harvey J. Kesner
                                   Harvey J. Kesner
                                   Senior Vice President

 Attest:

 By: Ward A.W. Urban
     Ward A.W Urban, Assistant Secretary




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                  CERTIFICATE OF INCORPORATION

                               OF

               UNITED STATES BANKNOTE CORPORATION



     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

     FIRST: The name of this Corporation (hereinafter called the "Corporation") is United States Banknote Corporation.

     SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The Corporation shall have the authority to issue
 the following classes of stock:

          (1) a total of fifty million (50,000,000) shares of Common Stock, each of such shares of Common Stock with a par value of one cent ($.01); and

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          (2)  a total of five million (5,000,000) shares of
      Series Preferred Stock, each of such shares of Preferred Stock with a par value of one cent ($.01 to be issued (I) in such series and with such designations, powers, preferences, rights, voting rights and such qualifications, limitations or restrictions thereof as the Board of Directors shall fix by resolution or resolutions which are permitted by Section 151 of the Delaware General Corporation Law for any such series of Preferred Stock, and
      (ii) in such number of shares in each series as the Board of Directors shall, by resolution, fix provided that the aggregate number of all shares of Series Preferred Stock issued does not exceed the number of shares of Series Preferred Stock authorized hereby.

     FIFTH: The name and mailing address of the incorporator are as follows: Julie A. Beyers, Stroock & Stroock & Lavan,
 Seven Hanover Square, New York, New York 10004.

     SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: The number of directors of the Corporation shall be not less than three nor more than 21, such number to be fixed from time to time exclusively by the Board of Directors in accordance with the By-Laws of the Corporation.

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     EIGHTH:  The original By-Laws of the Corporation shall be
 adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors, subject to the power of the holders of the capital stock of the Corporation to alter, amend or repeal the By-Laws.

     NINTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

     TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

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     ELEVENTH:  The Corporation reserves the right to amend,
 alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article ELEVENTH.

     Executed at New York, New York on June 28, 1993.



                         By:  Julie A. Beyers
                         JULIE A. BEYERS,
                         Incorporator